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                            WELLS FARGO FUNDS TRUST
                           FUND ACCOUNTING AGREEMENT


     AGREEMENT made as of the 1st day of October, 1999, by and between Wells Fargo Funds Trust, a business trust organized under the laws of the State of Delaware, with its principal office and place of business at 111 Center Street, Little Rock, Arkansas 72201 (the "Trust"), and Forum Accounting Services, LLC ("Forum") a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portland, Maine 04101.

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and may issue its shares of beneficial interest (the "Shares"), in separate series and classes; and

     WHEREAS, the Trust offers shares in various series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Trust and subject to this Agreement in accordance with
Section 6, being herein referred to as a "Fund," and collectively as the "Funds") and the Trust offers shares of various classes of each Fund as listed in Appendix A hereto (each such class together with all other classes subsequently established by the Trust in a Fund being herein referred to as a "Class," and collectively as the "Classes");

     WHEREAS, the Trust desires that Forum perform certain fund accounting services for each Fund and Class thereof and Forum is willing to provide those services on the terms and conditions set forth in this Agreement;

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and Forum hereby agree as follows:

     SECTION 1. APPOINTMENT

     The Trust hereby appoints Forum, and Forum hereby agrees, to act as fund accountant of the Trust for the period and on the terms set forth in this Agreement. In connection therewith, the Trust has delivered to Forum copies of
(i) the Trust's Amended and Restated Declaration of Trust and, if applicable, Bylaws (collectively, as amended from time to time, "Organic Documents"), (ii) the Trust's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"), (iii) the Trust's current Prospectus and Statement of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus") and (iv) all procedures adopted by the Trust with respect to the Funds (e.g., repurchase agreement procedures), and shall promptly furnish Forum with all amendments of or supplements to the foregoing. The Trust shall deliver to Forum a certified copy of the resolution of the Board of Trustees of the Trust (the "Board") appointing Forum and authorizing the execution and delivery of this Agreement.
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     SECTION 2. DUTIES OF FORUM

     (a) Forum and Wells Fargo Bank, N.A., the Trust's administrator (collectively with its agents, the "Administrator"), may from time to time adopt such procedures as they agree upon to implement the terms of this Section. With respect to each Fund, Forum shall perform the following services:

     (i) calculate the net asset value per share ("NAV") with the frequency prescribed in each Fund's then-current Prospectus;

     (ii) calculate each item of income, deduction, credit, gain and loss, if any, and process each Fund's stated expense ratio as required by the Trust and in conformance with generally accepted accounting practice ("GAAP"), the SEC's Regulation S-X (or any successor regulation) and the Internal Revenue Code of 1986, as amended (or any successor laws)(the "Code");

     (iii) maintain each Fund's general ledger and record all income, gross expenses, capital share activity and security transactions of each Fund;

     (iv) calculate the "SEC yield" and money market fund seven day yields for each Fund, and each Class thereof, as applicable;

     (v) provide the Trust and such other persons as the Administrator may direct with the following reports (A) Key Numbers Summary, (B) trial balance, (C) current security position report by tax lot, (D) security position report by security identifier, (E) stale pricing and (F) cash position and projection report;

     (vi) prepare and record once daily, as of the time when the net asset value of a Fund is calculated or at such other time as otherwise directed by the Trust, either (A) a valuation of the assets of the Fund (based upon the use of outside services normally used and contracted for this purpose by Forum in the case of securities for which information and market price or yield quotations are readily available and based upon evaluations conducted in accordance with the Trust's instructions in the case of all other assets) or (B) a calculation confirming that the market value of the Fund's assets does not deviate from the amortized cost value of those assets by more than a specified percentage;

     (vii) make such adjustments over such periods as the Administrator deems necessary to reflect over-accruals or under-accruals of estimated expenses or income;

     (viii) provide appropriate records to assist the Trust's independent accountants and, upon approval of the Trust or the Administrator, any regulatory body in any requested review of the Trust's books and records maintained by Forum;

     (ix) provide information typically supplied in the investment company industry to the Fund's transfer agent and NASDAQ;

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     (x)     transmit the NAVs and dividend factors of all Funds to the
     Administrator and to those persons designated by the Administrator in writing either by internet e-mail or facsimile transmission as designated by the Administrator;

     (xi) provide the Trust or the Administrator with the data requested by the Trust or the Administrator that is required to update the Registration Statement;

     (xii) provide the Trust or independent accountants the data requested with respect to the preparation of the Trust's income, excise and other tax returns;

     (xiii) provide the Trust or Administrator with unadjusted Fund data directly from Forum's portfolio accounting system for any Fund business day and other data reasonably requested for the preparation of the Trust's semi-annual financial statements;

     (xiv) process all distributions as directed in writing by the Trust or the Administrator;

     (xv) transmit to and receive from each Fund's transfer agent appropriate data to reconcile daily Shares outstanding and other data with the transfer agent;

     (xvi) reconcile cash daily and reconcile security identifier, units, maturities and rates at least monthly with each Fund's custodian;

     (xvii) verify investment trade tickets when received from an investment adviser and maintain individual ledgers and historical tax lots for each security;

     (xviii) report to the Trust and the Administrator within 15 days after the end of each calendar month, Forum's compliance for the prior month with the written service level standards agreed upon from time to time by the Trust and Forum (the "Service Standards"). The initial Service Standards are attached as Appendix B hereto; and

     (xix) perform such other recordkeeping, reporting and other tasks as may be specified from time to time by the Administrator in the procedures adopted by the Board pursuant to mutually acceptable compensation and implementation agreements.

     (b) Forum shall prepare and maintain on behalf of the Trust the following books and records of each Fund, and each Class thereof, pursuant to Rule 31a-1 under the 1940 Act (the "Rule"):

     (i) Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;

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     (ii)    General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, as required by subsection
     (b)(2) of the Rule (but not including the ledgers required by subsection
     (b)(2)(iv) of the Rule);

     (iii) A record of each brokerage order given by or on behalf of the Trust for, or in connection with, the purchase or sale of securities, whether executed or not, and all other portfolio purchases or sales, as required by subsections (b)(5) and (b)(6) of the Rule;

     (iv) A record of all options, if any, in which the Trust has any direct or indirect interest or which the Trust has granted or guaranteed and a record of any contractual commitments to purchase, sell, receive or deliver any property, as required by subsection (b)(7) of the Rule;

     (v) A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule; and

     (vi) Other records required by the Rule or any successor rule or pursuant to interpretations thereof to be kept by open-end management investment companies, but limited to those provisions of the Rule applicable to portfolio transactions and as agreed upon between the parties hereto.

     (c) The books and records prepared and maintained pursuant to Section 2(b) shall be prepared and maintained in such form, for such periods and in such locations as may be required by the 1940 Act. The books and records pertaining to the Trust that are in possession of Forum shall be the property of the Trust. The Trust, the Administrator, or the Trust's or the Administrator's authorized representatives, shall have access to such books and records at all times during Forum's normal business hours. Upon the reasonable request of the Trust or the Administrator, copies of any such books and records shall be provided promptly by Forum to the Trust or the Trust's authorized representatives at the Trust's expense. In the event the Trust designates a successor that shall assume any of Forum's obligations hereunder, Forum shall, at the expense and direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by Forum under this Agreement.

     (d) Forum shall provide the Trust and, subject to agreement to be bound by this subsection, the Administrator and any other service provider to the Trust specified by the Trust, upon request, read only access to a fund accounting database file containing books, records, and information maintained in electronic format by Forum for the Trust pursuant to this Agreement. The database, which will be updated as of the latest close of business, will be placed in a directory on Forum's network so as to be retrievable by the Trust or Administrator. The database will include, with respect to a Fund, trial balance data, daily portfolios, portfolio history, and statistical data from the date Forum first became or becomes the Fund's fund accountant, in a format structured to ensure reasonable and efficient use. The Trust acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by Forum on databases under the control and ownership of Forum or a third party hired by Forum constitute copyrighted, trade secret, or other proprietary

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information (collectively, "Proprietary Information") of substantial value to
Forum or the third party. The Trust agrees to treat all Proprietary Information as proprietary to Forum and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided under this Agreement.

     (e) Forum shall implement the accounting practices and procedures approved by the Board as soon as practical following receipt of written notice thereof, subject to Section 2(a)(xix).

     (f) Forum shall obtain a report from a reputable certified public accountant firm on the processing of fund accounting transactions by Forum in accordance with Statement of Auditing Standards 70 (issued by the Auditing Standards Board of the American Institute of Certified Public Accountants). Forum shall obtain such a report as of a date no later than June 30, 2000 and shall supply a copy of the report to the Trust and the Administrator by September 30, 2000. Forum shall obtain annual updates to such report and shall remedy any material weakness identified in the report within 90 days of the issuance of the report.

     (g) Nothing contained herein shall be construed to require Forum to perform any service that could cause Forum to be deemed an investment adviser for purposes of the 1940 Act or the Investment Advisers Act of 1940, as amended, or that could cause a Fund to act in contravention of the Fund's Prospectus or any provision of the 1940 Act. Except as otherwise specifically provided herein, the Trust assumes all responsibility for ensuring that the Trust complies with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Trust. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

     SECTION 3. STANDARD OF CARE; LIMITATION OF LIABILITY; INDEMNIFICATION

     (a) Forum shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by Forum in writing. Forum shall use its best judgment and efforts in rendering the services described in this Agreement. Forum shall not be liable to the Trust or any of the Trust's shareholders for any action or inaction of Forum relating to any event whatsoever in the absence of bad faith, willful misfeasance or negligence in the performance or disregard of Forum's duties or obligations under this Agreement; provided, however, that with respect to any activity outside of normal processing Forum shall not be liable to the Trust or any of the Trust's shareholders for any action or inaction of Forum relating to any event whatsoever in the absence of bad faith, willful misfeasance or gross negligence in the performance or disregard of Forum's duties or obligations under this Agreement. An activity related to the processing of data shall be deemed to be outside of normal processing if Forum is willing and able to accept the data (from whatever source) electronically and, after Forum has given the Trust 90 days' notice of such ability, the data is not transmitted to Forum in an electronic format that may be manipulated and that contains sufficient imbedded detail to define

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each piece of data; provided, however, that such notice shall not be required with respect to (i) portfolio investment purchases and sales and rate changes,
(ii) custody account activity and positions, (iii) capital transactions, (iv) broker quotes and non-proprietary fund prices and factors.

     (b) The Trust agrees to indemnify and hold harmless Forum, its employees, agents, directors, officers and managers and any person who controls Forum within the meaning of section 15 of the Securities Act or section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), ("Forum Indemnitees"), against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to Forum's actions taken or failures to act with respect to a Fund that are consistent with the standard of care set forth in Section 3(a) or based, if applicable, on good faith reliance upon an item described in Section 3(d) (a "Forum Claim"). The Trust shall not be required to indemnify any Forum Indemnitee if, prior to confessing any Forum Claim against the Forum Indemnitee, Forum or the Forum Indemnitee does not give the Trust written notice of and reasonable opportunity to defend against the Forum Claim in its own name or in the name of the Forum Indemnitee.

     (c) Forum agrees to indemnify and hold harmless the Trust, its employees, agents, directors, officers and managers and any person who controls the Trust within the meaning of section 15 of the Securities Act or section 20 of the 1934 Act ("Trust Indemnitees"), against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to (i) Forum's actions taken or failures to act with respect to a Fund that are not consistent with the standard of care set forth in Section 3(a) or based, if applicable, on good faith reliance upon an item described in Section 3(d), or (ii) any breach of Forum's representation set forth in Section 13 (a "Trust Claim"). Forum shall not be required to indemnify any Trust Indemnitee if, prior to confessing any Trust Claim against the Trust Indemnitee, the Trust or the Trust Indemnitee does not give Forum written notice of and reasonable opportunity to defend against the Trust Claim in its own name or in the name of the Trust Indemnitee.

     (d) A Forum Indemnitee shall not be liable for any action taken or failure to act in good faith reliance upon:

     (i) the advice of the Trust or of reputable counsel to the Trust, or the advice of in-house counsel of the Administrator or its affiliates;

     (ii) any oral instruction which it receives and which it reasonably believes in good faith was transmitted by a person or persons authorized in a writing delivered to Forum by the Board or by the Administrator to give such oral instruction. Provided that Forum has such reasonable belief, Forum shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction;

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     (iii)   any written instruction or certified copy of any resolution of the
     Board, and Forum may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by Forum to have been validly executed; or

     (iv) any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by Forum to be genuine and to have been signed or presented by the Trust or other proper party or parties;

and no Forum Indemnitee shall be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which Forum reasonably believes in good faith to be genuine.

     (e) Forum shall not be liable for the errors of other service providers to the Trust or their systems, including the errors of pricing services (other than to pursue all reasonable claims against the pricing service based on the pricing services' standard contracts entered into by Forum) and errors in information provided by an investment adviser (including prices and pricing formulas and the untimely transmission of trade information), custodian or transfer agent to the Trust.

     (f) Forum shall reimburse each applicable Fund for any net losses to the Fund during each NAV Error Period resulting from an NAV Difference that is at least $0.01 per Fund share but that, as a percentage of Recalculated NAV of such Fund, is less than 1/2 of 1%. Forum shall reimburse the Fund on its own behalf and on behalf of each Fund shareholder for any losses experienced by the Fund or any Fund shareholder, as applicable, during each NAV Error Period resulting from an NAV Difference that is at least $0.01 per Fund share and that, as a percentage of Recalculated NAV of such Fund, is at least 1/2 of 1%; provided, however, that Forum shall not be responsible for reimbursing any Fund with respect to any shareholder that experiences an aggregate loss during any NAV Error Period of less than $10.

     (g) For purposes of this Agreement, (i) the NAV Difference shall mean the difference between the NAV at which a shareholder purchase or redemption should have been effected ("Recalculated NAV") and the NAV at which the purchase or redemption is effected, (ii) NAV Error Period shall mean any Fund business day or series of two or more consecutive Fund business days during which an NAV Difference of $0.01 per Fund share or more exists, (iii) NAV Differences and any Forum liability therefrom are to be calculated each time a Fund's (or Class's) NAV is calculated, (iv) in calculating any amount for which Forum would otherwise be liable under this Agreement for a particular NAV error, Fund (or Class) losses and gains shall be netted and (v) in calculating any amount for which Forum would otherwise be liable under this Agreement for a particular NAV error that continues for a period covering more than one NAV determination, Fund (or Class) losses and gains for the period shall be netted.

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     SECTION 4. COMPENSATION AND EXPENSES

     (a) In consideration of the services provided by Forum pursuant to this Agreement, the Trust shall pay Forum, with respect to each Fund, the fees set forth in Clause (i) of Appendix C hereto.

     All fees payable hereunder shall be accrued daily by the Trust. The fees payable for the services listed in clause (i) of Appendix C hereto shall be payable monthly on the first Fund business day of each calendar month for services to be performed during that month. If fees payable for the services listed in clause (i) begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from the date on which such accrual begins to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the commencement or termination occurs. Upon the termination of this Agreement with respect to a Fund, the Trust shall pay to Forum such compensation as shall be payable prior to the effective date of termination.

     (b) In connection with the services provided by Forum pursuant to this Agreement, the Trust, on behalf of each Fund, agrees to reimburse Forum for the expenses set forth in clause (ii) of Appendix C hereto. Reimbursements shall be payable as incurred. In addition, the Trust, on behalf of the applicable Fund, shall reimburse Forum for all reasonably incurred expenses and employee time (at 150% of salary) attributable to any review of the Trust's accounts and records by the Trust's independent accountants or any regulatory body outside of routine and normal periodic reviews. Should the Trust exercise its right to terminate this Agreement, the Trust, on behalf of the applicable Fund, shall reimburse Forum for all reasonably incurred out-of-pocket expenses and employee time (at 150% of salary) associated with the copying and movement of records and material to any successor person and providing assistance to any successor person in the establishment of the accounts and records necessary to carry out the successor's responsibilities.

     (c) Forum may, with respect to questions of law relating to its services hereunder, apply to and obtain the advice and opinion of counsel to the Trust or counsel to Forum; provided, however, that Forum shall in all cases first reasonably attempt to apply to and obtain the advice and opinion of in-house counsel to the Administrator. In the event that Forum is unable to contact in-house counsel to the Administrator, it shall nonetheless inform a Vice President or more senior person at the Administrator of the matters for which it intends to seek advice and opinion. The costs of any such advice or opinion shall be borne by the Trust.

     SECTION 5. EFFECTIVENESS, DURATION, TERMINATION AND ASSIGNMENT

     (a) This Agreement shall become effective with respect to each Fund or Class on the later of October 1, 1999 or the date of the commencement of operations of the Fund or Class. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the

                                      -8-
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parties hereto covering the subject matter hereof insofar as any such agreement may have been deemed to relate to the Funds.

     (b) This Agreement shall continue in effect with respect to each Fund until December 31, 2002 (the "Initial Term") and shall continue in effect thereafter for successive one year periods unless earlier terminated in accordance with this Section or until the Fund ceases operations.

     (c) Notwithstanding Section 5(b), this Agreement may be terminated with respect to any or all Funds by the Board or Forum at any time without notice if:

     (i) the other party breaches any material provision of this Agreement, the terminating party has provided written notice of such breach to the breaching party and the breaching party has not cured the breach within 30 days of receipt of such notice; provided that such termination rights may not be exercised more than 30 days after the breaching party has cured the breach;

     (ii) the other party becomes the subject of any federal or state bankruptcy proceeding that is not dismissed within 60 days after the initiation of such proceeding; provided that such termination shall not occur more than 60 days after the dismissal of such proceeding; or

     (iii) the other party (or in the case of Forum, the Administrator) is convicted of corporate criminal activity.

     (d) Notwithstanding Section 5(b), this Agreement may be terminated with respect to any or all Funds by the Board at any time with 180 days' notice prior to the expiration of the Initial Term if Forum fails to meet or exceed its Service Standard Percentage:

     (i)   in any four consecutive months; or

     (ii)  in any six months during any consecutive period of twelve months.

The Service Standard Percentage and whether Forum met or exceeded it shall be calculated each month. Forum shall meet or exceed the Service Standard Percentage for a given month if Forum meets or exceeds at least 3 (three) of the 5 (five) Service Standard criteria listed in Appendix B. For these purposes, each of the Service Standard criteria shall be measured on an aggregate basis for all Funds combined with all "Funds" that are included as "Funds" in a Fund Accounting Agreement between Forum and Wells Fargo Variable Trust or between Forum and Wells Fargo Core Trust, if any (to the extent that the comparable Service Standard criteria exist for such other Funds).

     The Trust may change this standard and require that Forum shall meet or exceed the Service Standard Percentage for a given month if Forum meets or exceeds at least 4 (four) of the 5 (five) Service Standard criteria listed in Appendix B. Such change may only be made with

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

respect to the month of April 2001 and all months thereafter and only upon 60 days' notice to Forum. Notwithstanding anything to the contrary, Forum shall use its best efforts to satisfy all Service Standard criteria and score at least
99.8 each month on each Service Standard criteria.

     Nothing in this subsection (d) shall in any way diminish the Trust's right to terminate this Agreement in the event of a breach of a material provision of this Agreement by Forum pursuant to Section 5(c).

     (e) Notwithstanding Section 5(b), this Agreement may be terminated with respect to any or all Funds by the Board at any time after the date that is 180 days prior to the expiration of the Initial Term on 180 days' written notice to Forum.

     (f) Notwithstanding Section 5(b), this Agreement may be terminated by Forum at any time on 180 days' written notice to the Trust.

     (g) Notwithstanding Section 5(b), this Agreement may be terminated with respect to any or all Funds by the Board at any time if Wells Fargo & Company directly or indirectly acquires, is acquired by, merges, consolidates or otherwise reorganizes with (a "Reorganization") any company and immediately thereafter (i) Wells Fargo & Company or its successor controls or is under common control with any company that provides in the normal course of business the services listed in Section 2, whether generally to the mutual fund industry or only to mutual funds advised or sponsored by its affiliates or (ii) Wells Fargo & Company or an affiliate of it advises a family of mutual funds for which the services listed in Section 2 are performed by a company not affiliated with Wells Fargo & Company. Such termination may be made at any time after the occurrence of the event described in the preceding sentence by the Board on 90 days' written notice to Forum. In the event that the Trust elects to terminate this Agreement pursuant to clause (i) of this subsection with respect to a Fund, the Trust shall pay Forum twelve (the "multiplier") times the greater of (x) the monthly average fees due to Forum under this Agreement during the last three whole months prior to the Reorganization and (y) the monthly average fees paid to Forum during the last three whole months prior to delivery of the notice of termination ("Termination Fee"). The multiplier will be reduced one-twelfth for each three full calendar month period after December 31, 1999 that expires prior to the Reorganization; provided, however, that the multiplier shall be at least four. If notice of termination under this subsection is given on or before March 31, 2000 with respect to a Fund the Termination Fee shall be $6,400,000 divided by the sum of the number of Funds plus the number of "Funds" as that term is defined in the Fund Accounting Agreement for Wells Fargo Variable Trust and Wells Fargo Core Trust. In the event that the Trust elects to terminate this Agreement pursuant to clause (ii) of this subsection with respect to a Fund, the Trust shall pay Forum one and one-half times the Termination Fee as calculated above.

     (h) Any termination in accordance with Sections 5(c) through 5(g) shall be without penalty.

     (i)  The provisions of Sections 2(c), 3, 4, 5(i), 5(j), 7, 8, 9(b), 12,
13 and 14 shall survive any termination of this Agreement.

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

     (j) This Agreement and the rights and duties under this Agreement may not be assigned by either Forum or the Trust except by the specific written consent of the other party. Notwithstanding anything in this Agreement to the contrary, the transfer of ownership of all or part the equity interests in Forum to Forum's management staff or the heirs of John Keffer shall not be deemed to be an assignment. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     SECTION 6. ADDITIONAL FUNDS AND CLASSES

     In the event that the Trust establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Funds and Classes under this Agreement if the Trust and Forum shall so agree.

     SECTION 7. CONFIDENTIALITY

     Forum agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that Forum may

     (a) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

     (b) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

     (c) release such other information as approved in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Forum is advised by reputable counsel that it may be exposed to civil or criminal contempt proceedings for failure to release the information (provided, however, that Forum shall seek the approval of the Trust as promptly as possible so as to enable the Trust to pursue such legal or other action as it may desire to prevent the release of such information) or when so requested by the Trust.

     SECTION 8. FORCE MAJEURE

     Forum shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply; provided, however, that Forum shall be responsible or liable for any failure or delay in performance of its obligations under this Agreement due to the failure of Forum to have a reasonable business continuity plan.

     SECTION 9. ACTIVITIES OF FORUM

     (a) Except to the extent necessary to perform Forum's obligations under this Agreement, nothing herein shall be deemed to limit or restrict Forum's right, or the right of any of Forum's managers, officers or employees who also may be a trustee, officer or employee of the Trust, or persons who are otherwise affiliated persons of the Trust, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

     (b) Forum may subcontract any or all of its functions or responsibilities pursuant to this Agreement to one or more affiliated persons who agree to comply with the terms of this Agreement; provided, that any such subcontracting shall not relieve Forum of its responsibilities hereunder. Forum shall be responsible for the acts and omissions of any such person to the same extent as if Forum had done such acts or made such omissions itself. Forum may pay those persons for their services, but no such payment will increase Forum's compensation or reimbursement of expenses from the Trust.

     SECTION 10. COOPERATION WITH INDEPENDENT ACCOUNTANTS

     Forum shall cooperate, if applicable, with each Fund's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

     SECTION 11. SERVICE DAYS

     Nothing contained in this Agreement is intended to or shall require Forum, in any capacity under this Agreement, to perform any functions or duties on any day other than a business day of the Trust or of a Fund. Functions or duties normally scheduled to be performed on any day which is not a business day of the Trust or of a Fund shall be performed on, and as of, the next business day, unless otherwise required by law.

     SECTION 12. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

     The trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and Forum agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which Forum's rights or claims relate in settlement of such rights or claims, and not to the trustees of the Trust or the shareholders of the Funds.

     SECTION 13. YEAR 2000

     Forum confirms that it has taken all reasonable business steps to ensure that any system or software used in the operation of its business that is an any way related to the services provided herein: (i) manages and manipulates data involving all dates from the 20th and 21st centuries without functional or data abnormality related to such dates; (ii) has user interfaces and data fields formatted to distinguish between dates from the 20th and 21st centuries; and
(iii) represents all data to include indications of the millennium, century, and decade, as well as the actual year.

     SECTION 14. MISCELLANEOUS

     (a) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement; provided, however, that any damages suffered by the Trust by virtue of the loss by any Fund of its status as a registered investment company under the 1940 Act shall in no circumstances be treated as consequential damages for purposes of this Agreement; provided, further, that the foregoing proviso shall not create any implication that, in the absence of such proviso, consequential damages would include any damages of the type or nature referred to therein.

     (b) Except for Appendix A to add new Funds and Classes in accordance with Section 6, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

     (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

     (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

     (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

     (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

     (g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

     (h) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

     (i) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

     (j) No affiliated person, employee, agent, director, officer or manager of Forum shall be liable at law or in equity for Forum's obligations under this Agreement.

     (k) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

     (l) The terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the 1940 Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


                              WELLS FARGO FUNDS TRUST


                              By:_______________________________
                                    Richard H. Blank, Jr.
                                     Assistant Secretary


                              FORUM ACCOUNTING SERVICES, LLC


                              By:_______________________________
                                    Stacey E. Hong
                                     Director

                            WELLS FARGO FUNDS TRUST
                           FUND ACCOUNTING AGREEMENT

                                  Appendix A
                        Funds and Classes of the Trust
                             as of October 1, 1999


Funds                                                Classes
-----                                                -------

100% Treasury Money Market Fund                      A, Service
Aggressive Balanced-Equity Fund                      Institutional
Asset Allocation Fund                                A, B, C, Institutional
Cash Investment Money Market Fund                    Service, Institutional
Colorado Tax-Free Fund                               A, B, Institutional
Disciplined Growth Fund                              Institutional
Diversified Bond Fund                                Institutional
Diversified Equity Fund                              A, B, C, Institutional
Diversified Small Cap Fund                           A, B, Institutional
Equity Income Fund                                   A, B, C, Institutional
Government Money Market Fund                         A, Service
Growth Balanced Fund                                 A, B, C, Institutional
Growth Equity Fund                                   A, B, C, Institutional
Growth Fund                                          A, B, Institutional
Income Fund                                          A, B, Institutional
Income Plus Fund                                     Institutional
Index Fund                                           Institutional
Intermediate Government Income Fund                  A, B, C, Institutional
International Fund                                   A, B, Institutional
Large Company Growth Fund                            A, B, C, Institutional
Limited Term Government Income Fund                  A, B, Institutional
Minnesota Intermediate Tax-Free Fund                 Institutional
Minnesota Tax-Free Fund                              A, B, Institutional
Moderate Balanced Fund                               Institutional
Money Market Fund                                    A, B
National Limited Term Tax-Free Fund                  Institutional
National Tax-Free Fund                               A, B, C, Institutional
National Tax-Free Institutional Money Market Fund    Service, Institutional
National Tax-Free Money Market Fund                  A
Prime Investment Money Market Fund                   Service
Small Cap Growth Fund                                A, B, C, Institutional
Small Cap Opportunities Fund                         A, B, Institutional
Small Cap Value Fund                                 A, B, Institutional
Small Company Growth Fund                            Institutional

                                     -A1-

Funds                                                Classes
-----                                                -------

Stable Income Fund                                   A, B, Institutional
Treasury Plus Institutional Money Market Fund        Service, Institutional
Treasury Plus Money Market Fund                      A
WealthBuilder II Growth & Income Portfolio           C
WealthBuilder II Growth Balanced Portfolio           C
WealthBuilder II Growth Portfolio                    C

To be effective as of  1/17/00

Arizona Tax-Free Fund                                A, B, Institutional
California Tax-Free Fund                             A, B, C, Institutional
California Tax-Free Income Fund                      A, Institutional
Corporate Bond Fund                                  A, B, C
Income Plus Fund                                     A, B, C
Oregon Tax-Free Fund                                 A, B, Institutional
Variable Rate Government Fund                        A

To be effective as of  2/14/00

Index Allocation Fund                                A, B, C

To be effective as of  3/20/00

California Tax-Free Money Market Fund                A, Service
California Tax-Free Money Market Trust
Equity Index Fund                                    A, B, O
Equity Value Fund                                    A, B, C, Institutional
International Equity Fund                            A, B, C, Institutional
Money Market Trust
National Tax-Free Money Market Trust
Overland Express Sweep Fund

                                     -A2-

                            WELLS FARGO FUNDS TRUST
                           FUND ACCOUNTING AGREEMENT

                                  Appendix B
                               Service Standards
                             as of October 1, 1999


(i)  Criteria 1:  NAV Accuracy - Reporting to Transfer Agent

     Number of Accurate NAVs Reported to the Transfer Agent divided by
     Total Number of NAVs Required to Report to the Transfer Agent...... 99.6%

     . "NAV" for this purpose is class net assets divided by total class shares outstanding and includes dividend factors. An NAV is accurate if, upon recalculation, the NAV Difference is less than a full penny and, with respect to dividend factors, any revision to previously reported data requires the Transfer Agent to reprocess shareholder account data.
     . Numerator and denominator include (i) NAVs affected by "non-controllable information" and (ii) Gateway funds delayed due to Core Portfolio accounting issues related to non-controllable information.
     . Each NAV error is treated as an NAV error only once (i.e., if an error lasts more than one business day before it is discovered, it is treated as one error and excluded from both the numerator and denominator in the calculation after the first day).

(ii) Criteria 2:  NAV Accuracy - Reported to NASDAQ

     Number of Accurate NAVs Reported to NASDAQ divided by
     Number of Total NAVs Required to be Reported to NASDAQ....... 99.6%

     . "NAV" for this purpose is class net assets divided by total class shares outstanding and includes dividend factors. An NAV is accurate if, upon recalculation, the NAV Difference is less than a full penny and, with respect to dividend factors, any revision to previously reported data requires the Transfer Agent to reprocess shareholder account data.
     . Numerator and denominator include (i) NAVs affected by non-controllable information and (ii) Gateway funds delayed due to Core Portfolio accounting issues related to non-controllable information.
     . Each NAV error is treated as an NAV error only once (i.e., if an error lasts more than one business day before it is discovered, it is treated as one error and excluded from both the numerator and denominator in the calculation after the first day).

                                     -B1-

(iii) Criteria 3:  NAV Timeliness to Transfer Agent

      Number of NAV transmissions to Transfer Agent by designated time divided by Required Number of NAV transmissions............................. 99.6%

      . "NAV" for this purpose is class net assets divided by class total shares outstanding.
      .   Designated time is 7:00 p.m., ET.
      . Numerator and denominator include (i) NAVs affected by non-controllable information and (ii) Gateway funds delayed due to accounting issues related to Core Portfolio non-controllable information.

(iv)  Criteria 4: Cash Availability Reporting

      Accurate and Timely Cash Availability Reports ("CAR") to Investment Adviser divided by Number of Funds Requiring Cash Availability Reporting 99.6%

      . Timely CAR means (i) notwithstanding any other clause to the contrary, with respect to any Fund or Core Portfolio participating in a "consolidated repurchase agreement," two hours and fifteen minutes after receipt of final transfer agency capital transaction reporting to Forum with respect to Wells Fargo Core Trust and the Trust (or their respective predecessor mutual funds) or one hour after receipt of final transfer agency capital transaction reporting to Forum with respect to Wells Fargo Variable Trust; (ii) with respect to a stand-alone fund with a single investment adviser, within one half hour of receipt of final transfer agency capital transaction reporting; (iii) with respect to a stand-alone fund with more than one investment adviser, within two hours of receipt of final transfer agency capital transaction reporting; (iv) with respect to a non-money market Core Portfolio, within one hour after receipt of final transfer agency capital transaction reporting; and (v) with respect to a money market Gateway fund, or Core Portfolio with no more than three relationships, within one half hour after receipt of final transfer agency capital transactions reporting.
      . Accurate CAR means any CAR wherein the difference between the CAR that should have been reported and the CAR that was reported divided by the CAR that should have been reported is greater than 1/2 of 1%.
      . Numerator and denominator include (i) funds affected by non-controllable information and (ii) and Core Portfolios delayed due to Gateway fund accounting issues related to non-controllable information.

(v)   Criteria 5: Monthly Reporting Proof Package Timeliness

      Funds for Which Monthly Proofs are Completed by the 15th Calendar Day
      of the Month Divided by Number of Funds...............................95%

                                     -B2-

      . Monthly proof means balance sheet review and monthly portfolio reconciliation.
      . Numerator and denominator include (i) funds affected by non-controllable information and (ii) Gateway funds affected by Core Portfolio non-controllable information.

(vi)  General Definitions

      (A) "Transfer Agent" means Boston Financial Data Services, Inc. and does not include other persons to which Forum communicates fund information.

      (B) The numerator and denominator are calculated daily and the quotient is reported on a cumulative monthly and rolling twelve month basis.

      (C) Denominator includes those NAVs for classes of shares that have direct shareholder investment for standards (i), (ii) and (iii).

      (D) "Non-controllable information" includes the following events:

           (I) With Respect to Investment Adviser Reporting for Funds Whose NAV is Calculated as of the Close of the NYSE (currently, 4:00 p.m., ET):

           . "Confirmed future trades" (portfolio investment purchases and sales with future dated settlement) that are not received by Forum prior to 11:00 a.m., ET (2:30 p.m. ET for IPOs, repurchase agreements and trade corrections (cancellations or changes to previously reported trade details)), on trade date plus one business day.
           . Security identifiers for purchases of securities not held by the Fund that are not received by Forum prior to 8:00 p.m., ET, on trade date.
           . Post cash availability reporting, i.e., "Confirmed same day trades" (portfolio investment purchases and sales settling on trade date), that are not received by Forum prior to 1:00 p.m., ET, on trade date.
           . "Trades Control" sheets (indicating the number of confirmed trades accompanying the confirmed future trades) that are not received by Forum prior to 10:00 a.m., ET, on trade date plus one business day.
           . "Trades Control" sheets (including the number of confirmed same day trades) that are not received by Forum prior to 1:00 p.m. ET, on trade date. "Trades Control" sheets (indicating the number IPOs, and trade corrections) that are not received by Forum prior to 2:30 p.m., ET, on trade date.
           . Confirmed future trades and confirmed same day trades information that is not complete or does not include all necessary information to enable Forum to properly identify, record, and account for the security. Required trade ticket information includes, as applicable: buy, sell, trade date,

                                     -B3-
                 settlement date, broker, CUSIP/sedol, ticker, issuer name, face rate, rate change date, coupon date, credit ratings, shares/face, price, factor, cost, detail of fees and commission, and net proceeds.
           . Note: Each time requirement with respect to a Fund in this section (vi)(D)(I) shall be advanced by an amount equal to the time that day that Forum is late in reporting cash available or other portfolio related data.

          (II)   With respect to Investment Adviser Reporting for Money Market
                 Funds:

          . Confirmed future trades and same day trades that are not received by Forum prior to one and a half hours after shareholder trading cutoff.
          . "Trades Control" (indicating the number of future and same day confirmed trades) that are not received by Forum prior to one and a half hours after shareholder trading cutoff.
          . Confirmed future trades and same day trade information that is not complete or does not include all necessary information to enable Forum to properly identify, record, and account for the security. Required trade ticket information includes as applicable: buy, sell, trade date, settlement date, broker, CUSIP/sedol, ticker, issuer name, face rate, rate change date, coupon date, credit ratings, shares/face, price, factor, cost, detail of fees and commission, and net proceeds.
           . Note: Each time requirement with respect to a Fund in this section (vi)(D)(II) shall be advanced by an amount equal to the time that day that Forum is late in reporting cash available or other portfolio related data.

           (III) With Respect to Transfer Agent/Shareholder Servicing Reporting

           . Capital transaction reporting not received timely by Forum including:
                 . Capital transactions reporting "supersheets" and principal gain loss reporting files not received by Forum prior to 7:00 a.m. ET.
                 . Capital transaction reporting "WTA" not received by Forum prior to 9:00 a.m. ET (9:10 a.m. ET for dates before January 1, 2000).
                 . Capital transaction reporting "estimates" not received by Forum prior to 9:00 a.m. ET (9:10 a.m. ET for dates before January 1, 2000).
           . Capital transactions reporting not received by Forum due to a failure of "Connect Direct" hardware, software, and related technical support.
           . Capital transaction reporting that requires interpretation due to the use of transaction codes not originally agreed upon and provided by Transfer Agent in advance of transactions reported by Transfer Agent to the fund.
           . Revision to any class information previously reported by agreed upon deadlines, including "supersheet," "estimates," "principal gains and

                                     -B4-
                 losses," or any other information that fund accounting would rely on to record capital transactions.
           . Transfer Agency does not respond to Forum inquiries regarding suspect data within thirty minutes of Forum's inquiry.
           . For Funds for which Forum reports a second daily dividend factor after additional shareholder trades are reported to Forum, any time Forum cannot use the first factor for that day.

           (IV)  With Respect to Custody Reporting & Clearing of Items

           . Custody reporting of fund cash availability that is not received by Forum prior to 7:00, a.m., ET.
           . Custody not resolving Forum inquires at least 1/2 hour prior to the calculation of the next business day's cash availability.
           . Custody not communicating corporate actions at least one day prior to ex-date.

           (V)   With Respect to Independent Valuation Services

           . Security valuations (including those of the Core Portfolios) not received by Forum prior to 4:45 p.m., ET.
           . Corporate action information not disseminated accurately or that is not received by Forum at least one day prior to ex-dividend date.

           (VI)  With Respect to Fair Value Determinations

           . For all securities subject to "Fair Value" determinations, broker quotes or similar pricing information not received by Forum prior to 4:00 p.m., ET.

           (VII) With Respect to Revisions

           . Revisions to any information reported by the Transfer Agent, investment advisers, custodians, and independent valuation services or brokers not received in writing.
           . Revisions for which there are no clearly defined escalation procedures provided by fund management in working with Transfer Agent, investment advisers, non-proprietary fund service providers, custodians, and mutual fund or bank operating areas.

                                     -B5-

           (VIII) With Respect to NAV Timelines Reporting to Transfer Agent

           . Transfer Agent requirements for receiving all NAV reporting in a consolidated file, when information is available and could be communicated prior to the 7:00 p.m. ET deadline.

           (IX)   With Respect to Cash Availability Reporting

           . Funds participating in asset allocation and consolidated repurchase agreements whose reporting are delayed due to non-controllable events described herein attributable to interdependencies or other funds participating in the asset allocation and consolidated repurchase agreement process.

                                     -B6-

                            WELLS FARGO FUNDS TRUST
                           FUND ACCOUNTING AGREEMENT

                                  Appendix C
                               Fees and Expenses
                             as of October 1, 1999


(i)  Fees

(A)  Per Fund Fees

     (i)   Fee per Fund..........................................  $5,000/month
           Fee per Fund not listed on Appendix A as of
           October 1, 1999
               International/Global Funds and Funds with
               10% or more of month-end net assets invested in
               asset-backed securities...........................  $5,833/month
               Other Funds.......................................  $4,167/month
     (ii)  Fee per Gateway Fund (a Fund operating pursuant
           to Section 12(d)(1)(E) or 12(d)(1)(G) of the 1940 Act
           or in a similar structure)............................  $2,000/month
     (iii) Fee per Core Portfolio (a Fund registered under the
           1940 Act but whose securities are not registered
           under the Securities Act of 1933).....................  $5,500/month
           Fee per Core Portfolio not listed on Appendix A as of
           October 1, 1999
               International/Global Core Portfolios and Core
               Portfolios with 10% or more of month-end net
               assets invested in asset-backed securities........  $6,333/month
               Other Core Portfolios.............................  $4,667/month
     (iv)  Fee for each additional Class of any Fund above one...  $1,000/month

(B)  Basis Point Fees

     0.0025% of the average annual daily net assets of each Fund (excluding the net assets of a Fund that are invested in a Core Portfolio (i) which pays Forum a similar fee and (ii) that the Administrator or an a affiliate of the Administrator is the investment adviser or a majority of the interests of which are owned by mutual funds advised by the Administrator or an affiliate of the Administrator).

                                     -C1-

(ii) Out-Of-Pocket and Related Expenses

The Trust, on behalf of the applicable Fund, shall reimburse Forum for all out-of-pocket and ancillary expenses reasonably incurred in providing the services described in the Fund Accounting Agreement, including but not limited to the cost of (or appropriate share of the cost of): (i) pricing, paydown, corporate action, credit and other reporting services (but only to the extent that the Trust requests that Forum use more than one reporting service with respect to a service), (ii) taxes, (iii) postage and delivery services, (iv) communications services, (v) electronic or facsimile transmission services, (vi) reproduction,
(vii) printing and distributing financial statements, (viii) microfilm, microfiche and other storage medium and (ix) Trust record storage and retention fees. In addition, any other expenses incurred by Forum at the request or with the consent of the Trust, will be reimbursed by the Trust on behalf of the applicable Fund.

                                     -C2-